UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2015

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 31, 2014, Tallgrass Energy Partners, LP (the “Partnership”) filed a Prospectus Supplement relating to the issuance and sale of common units representing limited partner interests in the Partnership (the “Units”) pursuant to an Equity Distribution Agreement dated October 31, 2014, between the Partnership and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “EDA”), entry into which was previously reported on the Partnership’s Current Report on Form 8-K filed October 31, 2015. The EDA was subsequently amended on May 13, 2015, a copy of which is included as Exhibit 1.1 to this Current Report.

The amendment to the EDA decreased the aggregate offering price available to be sold under the EDA from up to $200,000,000 to up to $100,202,500, as supplemented by the Prospectus Supplement dated May 13, 2015 relating to the Units, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 13, 2015. During the period from October 31, 2014 through May 13, 2015, the Partnership sold 28,625 Units through Wells Fargo Securities, LLC under the EDA for total net proceeds of approximately $1.3 million. Units having an aggregate offering price of approximately $99 million remain available to be issued and sold under the EDA.

Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	First Amendment to the Equity Distribution Agreement, dated as of May 13, 2015, by and among the Partnership and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P., relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Date: May 13, 2015

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	First Amendment to the Equity Distribution Agreement, dated as of May 13, 2015, by and among the Partnership and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P., relating to tax matters.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).